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Exhibit 99.1

NEWS RELEASE

[RLI LOGO]

RLI Insurance Company
9025 N. Lindbergh Dr. / Peoria, IL 61615-1431
Phone: 309-692-1000 / Fax: 309-692-1068

        w w w. r l i c o r p.c o m

FOR IMMEDIATE RELEASE

CONTACT: Aaron Jacoby
(309) 693-5880
Aaron_Jacoby@rlicorp.com
www.rlicorp.com

RLI begins year with 59% earnings increase

        PEORIA, ILLINOIS, April 17, 2003—RLI Corp. (NYSE: RLI)—RLI Corp. reported quarterly net earnings of $14.4 million ($0.56 per diluted share), a 59% gain over the $9.1 million ($0.45 per diluted share) posted in the same quarter last year. This result includes quarterly operating earnings of $14.2 million ($0.55 per diluted share) which were up 78% from last year's $7.9 million ($0.39 per share) result. All total dollar and per share results set RLI records.

        RLI operating earnings consists of net earnings after the elimination of after-tax realized investment gains/losses. This measure is useful in gauging core operating performance across reporting periods, but may not be comparable to other companies' definitions of operating earnings.

Record underwriting profits

        The company posted quarterly underwriting profits of $9.7 million—RLI's most profitable quarter ever—on a 91.2 net GAAP combined ratio. This result compares to a $2.5 million gain on a 96.6 combined ratio for the same period last year. Property profits led the way, benefiting from a 58.7 combined ratio for the first three months of the year. The casualty segment registered profits on the strength of an improved combined ratio. Surety business was down quarter to quarter, but slightly improved over year-end results.

        Net premiums earned grew 47% in the quarter, to $109.1 million, driving a 42% increase in consolidated revenue. Gross premiums written also grew; the $173.9 million result was an 11% improvement.

        "Another quarter of record earnings is exactly how we prefer to start the year," said RLI President & CEO Jonathan E. Michael. "The boost in consolidated results shows the benefits of our favorable underwriting and our efforts to control expenses.

        "Our property segment turned in extraordinary profits this quarter, as our underwriting strategy resulted in a much improved loss ratio. Premium writings were essentially flat because of competitive pressures in our domestic fire line and our conservative underwriting strategy in California earthquake business. Net premiums written were up 8% due to slightly increased retentions, and net earned premiums grew by 38%. We believe growth in property rates is slowing, but this segment should continue to be profitable going forward.

        "Casualty business was not only profitable this quarter, it continued to grow; we anticipate this growth will continue, if at a somewhat slower pace. Surety postings are down due to the narrowed focus in our contract surety line.

        "We are benefiting from the significant momentum gained from last year's premium volume growth. While we anticipate that 2003 will present a very good marketplace for excess and surplus lines companies, it is not likely to be as robust as in the prior twelve months. We'll choose our growth opportunities carefully and continue to prefer profit over volume, a core tenet of our business strategy."

-more-

Investment income surges

        Investment income grew to record levels in the first three months of 2003, reaching $10.7 million, a 17% increase over last year. This growth was attributable to increased cash flows from operations and the infusion of new capital from 2002's equity offering. Invested asset growth of 24% over the same period last year helped push total assets to $1.77 billion.

        The company's consolidated investment portfolio generated a 0.4% total return year to date. The equity portfolio registered a -3.6% return for the quarter, which slightly trailed the S&P 500 Index's return of -3.2%. RLI's bond portfolio continued its strong performance from 2002, generating a total return of 1.6% for the first quarter of 2003.

        Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, posted a $9.0 million gain for the quarter ($.35 per share). This result was 17% less than the $10.8 million ($0.53 per share) level from the same period last year.

        As of March 31, 2003, $101.1 million of cumulative unrealized gains remained in the RLI investment portfolio. Over the past 20 years, the equity portfolio has generated a 12.3% average annual return.

        During the quarter, the company's directors declared a $0.09 per share cash dividend. The dividend was paid on April 15, 2003, to shareholders of record as of March 31, 2003.

        At 3:15 p.m. CDT today, April 17, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI's website, www.rlicorp.com, or through http://www.firstcallevents.com/service/ajwz377363749gf12.html.

        Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) which are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2002.

        RLI Corp., through its subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company, Underwriters Indemnity Company and Planet Indemnity Company, underwrites selected property and casualty insurance products. For additional information, contact RLI Director, Corporate Development Aaron Jacoby at (309) 693-5880 or at aaron_jacoby@rlicorp.com.

RLI CORP.
2003 FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$109,146	$74,102	47.3%
Net investment income	10,660	9,085	17.3%
Net realized investment gains	409	1,787	-77.1%

Consolidated revenue	120,215	84,974	41.5%
Loss and settlement expenses	63,286	43,114	46.8%
Policy acquisition costs	29,504	22,826	29.3%
Other insurance expenses	6,684	5,613	19.1%
Interest expense on debt	243	424	-42.7%
General corporate expenses	1,117	1,030	8.4%

Total expenses	100,834	73,007	38.1%
Equity in earnings of unconsolidated investee	1,176	533	120.6%

Earnings before income taxes	20,557	12,500	64.5%
Income tax expense	6,121	3,395	80.3%

Net Earnings	$14,436	$9,105	58.6%

Other comprehensive earnings (loss), net of tax	(5,417)	1,700	-418.6%

Comprehensive earnings	$9,019	$10,805	-16.5%

Operating Earnings:(1)
Net Earnings	$14,436	$9,105	58.6%
Realized gains, net of tax	266	1,162	-77.1%

Net operating earnings	$14,170	$7,943	78.4%

Return on Equity:
Net earnings (trailing four quarters)	10.6%	10.0%

Comprehensive earnings (trailing four quarters)	3.1%	8.9%

Per Share Data(2)
Diluted:
Weighted average shares outstanding (in 000's)	25,654	20,347
EPS from operations(1)	$0.55	$0.39	41.0%
Realized gains, net of tax	0.01	0.06	-83.3%

Net earnings per share	$0.56	$0.45	24.4%

Comprehensive earnings per share	$0.35	$0.53	-34.0%

Cash dividends per share	$0.09	$0.08	12.5%

(1)
Net operating earnings and EPS from operations consist of our net earnings reduced by after-tax realized investment gains/losses. This measure is useful in gauging our core operating performance across reporting periods, but may not be comparable to the definition of operating earnings used by all companies.

(2)
Prior year's per share data has been stated to reflect the 2-for-1 stock split that occurred on October 15, 2002.

RLI CORP.
2003 FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002	% Change
Total Gross Sales
Gross premiums written	$173,924	156,308	11.3%
Net investment income	10,660	9,085	17.3%
Net realized investment gains	409	1,787	-77.1%

Total	$184,993	$167,180	10.7%

	March 31, 2003	December 31, 2002	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income and short-term investments	$817,858	$772,685	5.8%
(amortized cost—$797,084 at 3/31/03)
(amortized cost—$753,458 at 12/31/02)
Equity securities	218,085	227,342	-4.1%

(cost—$137,126 at 3/31/03)
(cost—$136,282 at 12/31/02)
Total investments	1,035,943	1,000,027	3.6%
Premiums and reinsurance balances receivable	124,972	122,258	2.2%
Ceded unearned premiums	91,325	95,406	-4.3%
Reinsurance recoverable on unpaid losses	357,436	340,886	4.9%
Deferred acquisition costs	59,068	60,102	-1.7%
Property and equipment	17,657	17,757	-0.6%
Investment in unconsolidated investee	26,382	25,261	4.4%
Goodwill	27,882	27,882	0.0%
Other assets	30,794	29,748	3.5%

Total assets	$1,771,459	$1,719,327	3.0%

Unpaid losses and settlement expenses	778,547	732,838	6.2%
Unearned premiums	343,672	350,803	-2.0%
Reinsurance balances payable	80,555	78,231	3.0%
Short-term debt	48,223	54,356	-11.3%
Income taxes—deferred	22,726	26,022	-12.7%
Other liabilities	24,348	20,522	18.6%

Total liabilities	1,298,071	1,262,772	2.8%
Shareholders' equity	473,388	456,555	3.7%

Total liabilities & shareholders' equity	$1,771,459	$1,719,327	3.0%

Common shares outstanding (in 000's)	25,117	24,681
Book Value per share	$18.85	$18.50	1.9%
Closing stock price per share	$26.87	$27.90	-3.7%

RLI CORP.
2003 FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

UNDERWRITING SEGMENT DATA
(in thousands)

	Property	GAAP Ratios	Surety	GAAP Ratios	Casualty	GAAP Ratios	Total	GAAP Ratios
Three Months Ended March 31,
2003
Gross premium written	$48,159		$13,559		$112,206		$173,924
Net premium written	26,521		11,209		68,366		106,096
Net premium earned	27,332		12,353		69,461		109,146
Net loss & settlement expenses	6,473	23.7%	6,276	50.8%	50,537	72.8%	63,286	58.0%
Net operating expenses	9,579	35.0%	7,870	63.7%	18,739	27.0%	36,188	33.2%

Underwriting income(loss)	$11,280	58.7%	$(1,793)	114.5%	$185	99.8%	$9,672	91.2%
2002
Gross premium written	$49,189		$16,140		$90,979		$156,308
Net premium written	24,615		14,257		46,804		85,676
Net premium earned	19,853		12,235		42,014		74,102
Net loss & settlement expenses	9,269	46.7%	4,176	34.1%	29,669	70.6%	43,114	58.2%
Net operating expenses	7,804	39.3%	7,949	65.0%	12,686	30.2%	28,439	38.4%

Underwriting income(loss)	$2,780	86.0%	$110	99.1%	$(341)	100.8%	$2,549	96.6%

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  Exhibit 99.1